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                                                                      EXHIBIT 10

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Post-Effective Amendment No. 5 to Registration Statement No. 333-89389 on Form N-1A of Merrill Lynch Large Cap Series Funds, Inc. of our reports dated as indicated below, on each of the Funds and on each of their respective Portfolios listed below, appearing in each Fund's October 31, 2002 Annual Report.


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

Name                                         Date of our Report
------------------------------------         ------------------

Merrill Lynch Large Cap Growth Fund          December 10, 2002
Master Large Cap Growth Portfolio            December 10, 2002 (January 7, 2003 as to Note 5)

Merrill Lynch Large Cap Value Fund           December 10, 2002
Master Large Cap Value Portfolio             December 10, 2002

Merrill Lynch Large Cap Core Fund            December 10, 2002
Master Large Cap Core Portfolio              December 10, 2002 (January 7, 2003 as to Note 5)

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We also consent to the reference to us under the caption "Financial Highlights"
in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey
February 24, 2003